UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

CORGENTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50573	77-0503399
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Gateway Boulevard

South San Francisco, California 94080

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 624-9600

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Repricing of Stock Options Held by Employees and Executive Officers

On November 10, 2005 Corgentech Inc. repriced all outstanding stock options with an exercise price of $5.00 per share and greater held by Corgentech’s employees and executive officers. As a result, the exercise price of Corgentech’s outstanding stock options subject to the repricing was reduced to $2.45 per share. There was no change in the number of shares subject to each repriced stock option, vesting or other terms. The repricing was implemented for retention purposes by realigning the cash and equity components of Corgentech’s compensation programs for employees and executive officers. Pursuant to FASB Interpretation No. 44, Corgentech will incur variable non-cash expense for all vested options that are repriced through December 31, 2005 and an additional non-cash fixed charge after December 31, 2005, pursuant to Statement of Financial Accounting Standards, (SFAS) No. 123(R), “Share-Based Payment”. The following table presents summary information concerning the repricing of Corgentech’s stock options. Stock options held by members of the board of directors were not repriced.

Summary of Repricing

	Number of Securities Underlying Stock Options Repriced	Weighted Average Exercise Price Per Share	Remaining Contractual Life of Stock Options Repriced (in Years)
Executive Officers	492,400	$10.19	9.06
All Other Employees	923,059	$ 9.19	9.12
Total	1,415,459	$ 9.54	9.12

Extension of Period of Time to Exercise Stock Options Held by Non-Employee Directors

Under Corgentech’s 2003 Non-Employee Directors’ Stock Option Plan, or the Directors’ Plan, the vesting of any stock options outstanding under the Directors’ Plan held by non-employee directors who have not been nominated for election as of the effective time of Corgentech’s proposed merger with AlgoRx Pharmaceuticals, Inc. will be accelerated in full at the effective time of the merger. The non-employee directors who have not been nominated for election as of the effective time are: Victor J. Dzau, M.D., Daniel S. Janney and Michael B. Sweeney. In addition, the vesting of any other stock options held by such Dr. Dzau, Mr. Janney and Mr. Sweeney will be accelerated in full at the effective time. Dr. Dzau, Mr. Janney and Mr. Sweeney each hold stock options for 50,000 shares of common stock. In November 2005, Corgentech extended the time Dr. Dzau, Mr. Janney and Mr. Sweeney will have to exercise their accelerated stock options to 24 months. Accordingly, pursuant to FASB Interpretation No. 44, Corgentech will incur a non-cash charge for these accelerated non-employee director options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2005	CORGENTECH INC.

	By:	/s/ Patrick A. Broderick
Patrick A. Broderick Vice President and General Counsel